UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2013

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35176	27-4757800
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4353 Park Terrace Drive, Westlake Village, California		91361
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 706-3111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2013, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the several underwriters party thereto (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 11,600,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $14.25 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriters have also been granted a 30-day option to purchase up to an additional 1,740,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company, after deducting the underwriting discount and estimated expenses associated with the Offering, are expected to be approximately $159.4 million, or $183.3 million if the Underwriters exercise their over-allotment option in full. The Offering is expected to close on or about December 20, 2013, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated August 22, 2013 and a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2013, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-188121), as amended (the “Registration Statement”), which the SEC declared effective on August 22, 2013, and an automatically effective registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the legal opinion of McDermott Will & Emery LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Financial Statements and Exhibits.

On December 17, 2013, Global Eagle Entertainment Inc. issued a press release announcing the pricing of a previously announced underwritten public offering of shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated December 17, 2013, between the Company and the Underwriter.

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of McDermott Will & Emery LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release issued by Global Eagle Entertainment Inc. dated December 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal

Dated: December 17, 2013

Exhibit Index

1.1	Underwriting Agreement, dated December 17, 2013, between the Company and the Underwriter.

5.1	Opinion of McDermott Will & Emery LLP.

23.1	Consent of McDermott Will & Emery LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release issued by Global Eagle Entertainment Inc. dated December 17, 2013.